Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-     ) pertaining to the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan, of our report dated March 31, 2010, with respect to the consolidated financial statements of Lightyear Network Solutions, Inc. (then Libra Alliance Corporation), included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission on March 31, 2010.

/s/ Chisholm, Bierwolf, Nilson and Morrill, CPA

Bountiful, Utah
September 30, 2010